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                                                                   EXHIBIT 10.17

                                SOFTLINK, INC.

                        EXECUTIVE EMPLOYMENT AGREEMENT

     This Employment Agreement (the "Agreement") is made and entered into as of this 31st day of August 1999 by and between Softlink, Inc. (the "Company") and Edmund Leung ("Executive").

                                   RECITALS
                                   --------

     A. Executive has been employed by the Company since September 1995, and has acquired certain additional skills, experience and abilities with respect to the Company's business.

     B. The Company and Executive wish to document the terms of such employment, and to modify certain of these terms as set forth herein.

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1.   Employment.  Subject to the terms and conditions of this Agreement,
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the Company shall employ Executive in the capacity set forth on Exhibit A,
                                                                ---------
attached hereto and incorporated herein by reference. Executive shall be responsible for all of the normal activities associated with Executive's position and shall perform the duties set forth on Exhibit A on behalf of the
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Corporation.

     2.   Acceptance of Executive.
          -----------------------

          (a) Executive hereby agrees to devote his best efforts to the service of the Company, to render this service to the Company on a full-time basis and faithfully, diligently and to the best of his ability discharge the responsibilities thereof. Executive may perform his duties from the Company's principle location or from such other location as he and the Company deem appropriate.

          (b) During the term hereof, Executive may not directly or indirectly, either as an employee or employer, consultant, agent, principal, partner, stockholder or in any other individual or representative capacity engage in other businesses competitive with the email related software development business as currently conducted or contemplated to be conducted by the Company.

     3.   Compensation.  In consideration of the services to be rendered
          ------------
hereunder, Executive shall receive the compensation set forth on Exhibit A.
                                                                 ---------

     4.   Payment of Expenses.  The Company shall pay directly on behalf of
          -------------------
Executive, or reimburse Executive upon presentation of satisfactory receipts, the reasonable expenses incurred by Executive in carrying out Executive's duties pursuant to this Agreement.

     5.   Other Benefits.  Executive shall receive vacation in accordance with
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Company policies.  Executive shall be entitled to participate in the Company's health and other benefit plans which may be in effect from time to time.

     6.   Option to Purchase Common Stock.  The Company hereby grants Executive
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an option to purchase fifty thousand (50,000) shares of common stock of the
Company. The terms and conditions of this option shall be set forth in a separate Option Agreement, a copy of which shall be attached as Exhibit B to this Agreement.

     7.   Assignment of Inventions.  Executive shall communicate promptly to the
          ------------------------
Company all inventions, discoveries, concepts and ideas whether patentable or not, including but not limited to hardware, software, processes, methods, techniques as well as improvements thereto conceived (collectively referred to as "Developments"), developed, completed or reduced to practice during Executive's employment with the Company, that (i) are related to the present or prospective business, work or consulting of the Company; (ii) result from any work performed on behalf of the Company; or (iii) result from use of the Company's equipment, facilities or materials. Executive hereby assigns his entire right, title and interest in and to all such Developments and any intellectual property rights arising therefrom. Executive shall further cooperate with the Company in connection with any applications, filings or documents prepared and or filed related to the Developments.

     8.   Term.  Unless the employment of Executive is terminated as set forth
          ----
herein, this Agreement shall continue in full force and effect for a period of three (3) years from the date hereof. The Agreement shall be automatically renewed for successive periods of one (1) year unless (i) notice is received by the other party at least thirty (30) days prior to the end of the term or extension thereof or (ii) this Agreement is otherwise terminated pursuant to the terms hereof.

     9.   Termination of Employment by the Company.
          ----------------------------------------

          (a) THE COMPANY MAY TERMINATE THE EMPLOYMENT OF EXECUTIVE AT ANY TIME WITH OR WITHOUT "CAUSE" (as defined below), FOR ANY REASON OR NO REASON. THE EMPLOYMENT RELATIONSHIP CONTEMPLATED HEREUNDER SHALL BE AT THE WILL OF THE PARTIES HERETO. EXECUTIVE'S EMPLOYMENT SHALL ALSO TERMINATE UPON HIS DEATH.

          (b) As contemplated in Section 9(a) hereof, the Company may also terminate Executive's employment for "cause". The term "cause" as used herein shall include but not be limited to (i) Executive's failure to follow directions of the Board of Directors of the Company which are not inconsistent with this Agreement, (ii) Executive's gross neglect of his responsibilities, (iii) any act by Executive of dishonesty, fraud, misrepresentation, harassment or employment discrimination, (iv) Executive's death or disability; (v) Executive's indictment for a felony; and (vi) Executive's unauthorized dissemination of the Company's confidential information or trade secrets.
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          (c)  Severance.  Upon the termination of the employment of Executive without "cause", Executive shall be paid severance equal to one (1) year's salary in one lump sum such as severance shall be paid no later than thirty (30) days from the date of termination.

     10.  Nondisclosure.  Except as may be required by Executive's employment
          -------------
with the Company, Executive shall not, without the prior written consent of the Company, disclose or use at any time, either during or subsequent to Executive's employment with the Company, any secret or confidential information disclosed by the Company to him or which he learns during his employment with the Company. Upon termination of his employment, Executive shall promptly deliver to the Company all correspondence, manuals, letters, notes, notebooks, reports, flow-charts, programs, proposals or any other documents concerning the Company's customers, products, processes or business practices. However, this provision shall not apply to the information, systems, processes, contacts or operating methodologies brought by Executive to the Company or general information and skills learned or developed by Executive, any information in the public domain, or disclosed to third parties by the Company.

     11.  Non-Solicitation.  During the term of this Agreement and for a period
          ----------------
of one year following the termination or expiration of this Agreement for whatever reason (or if this period of time shall be unenforceable by law, then for such period as shall be enforceable), Executive agrees not to contact, with a view towards purchasing or selling any product or service competitive with any product or service purchased or sold by Company, or purchase or sell any such product or service from or to any person, firm, association, corporation or other entity whatsoever:

          (i) which Executive solicited, contacted or otherwise dealt with on behalf of the Company during the twelve month period or any portion thereof preceding termination or expiration of Executive's employment with the Company; or

          (ii) which is known by Executive to have been a customer, or client of the Company during the twelve month period or any portion thereof preceding the termination or expiration of his or her employment with the Company.

     Furthermore, Executive shall not for a period of two years after the termination of his employment for whatever reason, solicit for hire, or hire any employee of the Company, or any person who was employed by the Company at any time within six (6) months of the termination of Executive's employment with the Company, to work for Executive or any other person or entity.

     12.  Attorney's Fees.  In the event that any legal action is brought to
          ---------------
enforce or interpret any part of this Agreement, the prevailing party shall be entitled to recover reasonable attorney's fees and other costs incurred in that action, in addition to any other relief to which that party may be entitled.

     13.  Governing Law.  This Agreement shall in all respects be construed,
          -------------
interpreted, and enforced in accordance with, and governed by the laws of the State of California.

     14.  Severability.  If any term or provision of this Agreement shall be
          ------------
held invalid or unenforceable to any extent, the remainder of this Agreement shall not be affected and each other term and provision of this Agreement shall be valid to the fullest extent permitted by law.

     15.  Counterparts.  This Agreement may be executed in counterparts, each of
          ------------
which shall constitute an original and all of which shall be one and the same instrument.

     16.  Arbitration.  In the event a dispute of any kind or nature arises
          -----------
under this Agreement, any documents executed in connection with this Agreement, or any matters related to this Agreement, the parties shall, within ninety (90) days of the receipt by the other party of a demand for arbitration, select a mutually agreeable arbitrator and submit the dispute to such arbitrator for binding arbitration, through the nearest American Arbitration Association Regional Office, under the Commercial Arbitration Rules of the American Arbitration Association. In the event the parties are unable to agree upon an arbitrator, the arbitrator shall be appointed in accordance with the rules and procedures of the American Arbitration Association. The fees for the arbitration proceedings shall be forwarded by the party demanding arbitration. However, the arbitration fee shall be paid or reimbursed by the non-prevailing party, as determined by the arbitrator, who shall also award appropriate attorney's fees and costs to the prevailing party.

     17.  Modification.  Any amendment, change or modification of this Agreement
          ------------
shall be effective only if it is in writing and signed by the parties hereto.

     18.  Waiver.  The failure of either party to insist upon strict compliance
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with any of the terms, covenants or conditions of this Agreement by the other party shall not be deemed a waiver of that term, covenant or condition, nor shall any waiver or relinquishment of any right or power at any one time be deemed a waiver or relinquishment of that right or power for all or any other time.
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     IN WITNESS WHEREOF, the parties have executed this Executive Employment
Agreement on the date first written above.

THE COMPANY:                        SOFTLINK, INC.


                                    By:____________________

                                    Its:___________________



EXECUTIVE:
                                    _______________________
                                    Edmund Leung
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                                   EXHIBIT A
                                   ---------

     This is Exhibit A to the Executive Employment Agreement by dated August 31, 1999 and between Edmund Leung ("Executive") and Softlink, Inc. (the "Company").

1.   Capacity.  Executive shall serve as the Chief Technical Officer of the
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Company.

2.   Duties.  Executive's duties shall include but not be limited to:
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          (i)   supervising the development of the technology underlying the
Company's software products;

          (ii)  hiring and supervising employees;

          (iii) any other duty assigned to the Executive by the President, Chief Executive Officer or the Board of Directors.

3.   Compensation.  Executive shall receive monthly compensation subject to
     ------------
withholding and other usual deductions in the amount of ten thousand dollars ($10,000) per month which shall be paid semi-monthly. The monthly compensation will be reviewed annually to determine the appropriate increase, if any.

THE COMPANY:                        SOFTLINK, INC.


                                    By:_________________

                                    Its:________________



EXECUTIVE:
                                    ____________________
                                    Edmund Leung